News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2015 Third Quarter Results

Company Expands its Global Channel Strategy to Include Complete Product Portfolio

IRVING, Texas – February 24, 2015 – Daegis Inc. (NASDAQ: DAEG), a global information governance, migration solutions and development tools company, today announced financial results for its fiscal 2015 third quarter ended January 31, 2015.

Third Quarter Fiscal 2015 Financial Highlights

●	Total revenue of $5.7 million, compared to $7.9 million year over year. Revenue reflects a $0.9 million decline related to the completion of an eDiscovery matter with the Company’s largest customer and two large product sales totaling $1.1 million in the prior year.
●	GAAP net loss of $923,000 or $0.06 loss per share, compared to GAAP net loss of $878,000 or $0.05 loss per share for the same period last year.
●	Adjusted EBITDA of $225,000, compared to $1.0 million last year. (1)
●	Non-GAAP net loss of $577,000 or $0.04 loss per share, compared to Non-GAAP net income of $374,000 or $0.02 per share last year. (1)
●	Cash at January 31, 2015 was $4.3 million, compared to $7.2 million at April 30, 2014 and $4.0 million at January 31, 2014.
●	Total debt outstanding at January 31, 2015 was $11.8 million, a decrease of $3.1 million from April 30, 2014.

Nine Months Ended Fiscal 2015 Financial Highlights

●	Total revenue of $19.0 million, compared to $23.6 million year over year.
●	GAAP net loss of $1.1 million or $0.07 loss per share, compared to GAAP net loss of $1.7 million or $0.11 loss per share for the same period last year.
●	Adjusted EBITDA of $2.0 million, compared to $2.7 million last year. (1)
●	Non-GAAP net income of $121,000 or $0.01 per share, compared to $580,000 or $0.03 per share last year. (1)

“A decline in top line revenue is always disappointing but not surprising in light of our largest matter coming to an end and as we transition from pure eDiscovery matter-based revenue to more sustaining software license and hosting fees for our Information Governance product line,” said Tim Bacci, CEO of Daegis. “Our strategy of selling a combined enterprise product portfolio directly and through channel partners is taking shape. During the quarter we retooled our global sales force to enable the seamless cross-selling of all of our products and services. We expanded our global channel sales team to focus on executing strategic reseller, integrator and OEM partnerships that will be critical to our success in growing top line revenue.”

Third Quarter Fiscal 2015 Comparative Financial Summary

$ In Millions, except per share and % data	Q3	Q3	% or $
	FY2015	FY2014	Change(3)
Total Revenue(1)	$5.7	$7.9	($2.2)
Information Governance Revenue	$3.1	$4.8	($1.6)
Migration and Development Tools Revenue	$2.6	$3.1	($0.6)
GAAP Net Loss	($0.9)	($0.9)	$0.0
GAAP Net Loss Per Share – Diluted	($0.06)	($0.05)	($0.01)
Adjusted EBITDA(2)	$0.2	$1.0	(78%)
Adjusted EBITDA Margin(2)	4%	13%	(70%)
Non-GAAP Net Income (Loss) (2)	($0.6)	$0.4	($1.0)
Non-GAAP Net Income (Loss) Per Share -
Diluted(2)	($0.04)	$0.02	($0.06)

(1)	Revenue reflects a $0.9 million decline related to the completion of an eDiscovery matter with the Company’s largest customer and two large product sales totaling $1.1 million in the prior year.
(2)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non- GAAP net income.
(3)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call
Management will host a conference call February 24, 2015, at 4:00 p.m. CT (5:00 p.m. ET) to review the third quarter fiscal 2015 financial results. The call can be accessed by dialing (800) 768-6490 or (785) 830-7987 for international callers. Additionally, the conference call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through March 6, 2015 by dialing (888) 203-1112 or (719) 457-0820 for international callers and using the following passcode: 7761867.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise archive and eDiscovery technology, mobile application development technology, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, France, Germany and the UK.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a customer and the costs associated with providing services to that customer, the date during the course of a fiscal year that a new customer is acquired, the length of the integration cycle for new customers and the timing of revenues and costs associated therewith, our customer concentration given that the Company is currently dependent on a few large customer relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new customers and control expenses, the possibility of the discontinuation of some customer relationships, the financial condition of our customers' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis
Susan K. Conner
(214) 584-6427
sconner@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	April 30,
	2015	2014
ASSETS
Current assets:
Cash	$4,288	$7,178
Accounts receivable, net	5,005	6,657
Prepaid expenses	558	617
Other current assets	242	358
Total current assets	10,093	14,810

Property and equipment, net	903	1,053
Goodwill	11,706	11,706
Intangibles, net	4,479	5,614
Other assets	437	470
Total assets	$27,618	$33,653

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$729	$308
Current portion of long-term debt	808	3,123
Accrued compensation and related expenses	802	1,185
Other accrued liabilities	1,235	971
Deferred revenue	6,846	8,590
Total current liabilities	10,420	14,177

Long-term debt, net of current portion	11,062	11,848
Deferred tax liabilities, net	1,166	1,032
Common stock warrant liability	146	276
Other long-term liabilities	654	1,095
Total liabilities	23,448	28,428

Commitments and contingencies

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	100,243	100,152
Accumulated other comprehensive income	280	280
Accumulated deficit	(96,370)	(95,224)
Total stockholders’ equity	4,170	5,225
Total liabilities and stockholders’ equity	$27,618	$33,653

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Revenues:
Information Governance	$3,142	$4,779	$11,100	$14,936
Migration and Development Tools	2,552	3,109	7,908	8,652
Total revenues	5,694	7,888	19,008	23,588

Operating expenses:
Direct costs of Information Governance revenue	1,626	2,044	4,765	6,311
Direct costs of Migration and Development Tools revenue	452	494	1,481	1,357
Product development	1,160	1,395	3,550	4,683
Selling, general and administrative	2,817	4,233	9,146	11,573
Total operating expenses	6,055	8,166	18,942	23,924
(Loss) income from operations	(361)	(278)	66	(336)

Other (expense) income
Gain (loss) from change in fair value of common stock warrant liability	69	(163)	130	(51)
Interest expense	(170)	(312)	(656)	(1,039)
Other, net	(159)	(54)	(400)	(51)
Total other (expense) income	(260)	(529)	(926)	(1,141)

Loss before income taxes	(621)	(807)	(860)	(1,477)
Provision for income taxes	302	71	286	244
Net loss	$(923)	$(878)	$(1,146)	$(1,721)

Loss per share:
Basic	$(0.06)	$(0.05)	$(0.07)	$(0.11)
Diluted	$(0.06)	$(0.05)	$(0.07)	$(0.11)

Weighted-average shares used in computing loss per share
Basic	16,384	16,384	16,384	16,022
Diluted	16,384	16,384	16,384	16,022

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
GAAP (loss) income from operations	$(361)	$(278)	$66	$(336)

Amortization of intangible assets	376	384	1,135	1,154
Stock based compensation expenses	39	38	91	130
Depreciation	171	225	525	740
Charges related to alignment of business units(1)	-	667	171	966
Total adjustments to GAAP income from operations	586	1,314	1,922	2,990

Adjusted EBITDA	$225	$1,036	$1,988	$2,654

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (In thousands, except per share data)

GAAP net loss	$(923)	$(878)	$(1,146)	$(1,721)

Amortization of intangible assets	376	384	1,135	1,154
Stock based compensation expenses	39	38	91	130
(Gain) loss from change in fair value of common stock warrant liability	(69)	163	(130)	51
Charges related to alignment of business units(1)	-	667	171	966
Total adjustments to GAAP net loss	346	1,252	1,267	2,301

Non-GAAP net (loss) income	$(577)	$374	$121	$580

Non-GAAP diluted (loss) income per share	$(0.04)	$0.02	$0.01	$0.03

Weighted average shares used in computing income per share
Dilutive	16,384	16,384	16,384	16,022

(1) Prior year alignment costs have been reported to conform with the current year presentation

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.